Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Vonage Holdings Corp.
Holmdel, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-192629, 333-136227, 333-173053, 333-205224, and 333-212296) of Vonage Holdings Corp. (“the Company”) of our report dated February 28, 2017, except for Note 3 (not presented herein) for which is February 27, 2018 relating to the consolidated financial statements and schedule of the Company for the year ended December 31, 2016, which appear in this Form 10-K.

/s/ BDO USA, LLP
Woodbridge, New Jersey
February 27, 2019